EXHIBIT 23-C

                       INDEPENDENT ACCOUNTANTS' CONSENT


 We consent to the use of our report dated March 25, 1994, relating to the consolidated financial statements of Wometco Cable Corp. and subsidiaries, which report is included in the current report on Form 8-K of U S WEST, dated May 23, 1995, as amended, incorporated herein by reference in the registration statement on Form S-8 of U S WEST, Inc.

 Our report on the 1993 consolidated financial statements of Wometco Cable Corp. and subsidiaries refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's FASB No. 109, Accounting for Income Taxes.


/S/ KPMG PEAT MARWICK LLP

Miami, Florida
September 29, 1995

                       INDEPENDENT ACCOUNTANTS' CONSENT


 We consent to the use of our report dated February 25, 1994, relating to the combined financial statements of Georgia Cable Holdings Limited Partnership and Subsidiary Partnerships, which report is included in the current report on Form 8-K of U S WEST, dated May 23, 1995, as amended, incorporated herein by reference in the registration statement on Form S-8 of U S WEST, Inc.


/S/ KPMG PEAT MARWICK LLP

Miami, Florida
September 29, 1995